        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2001
                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           INTERLINK ELECTRONICS, INC.
                 (Exact name of issuer as specified in charter)

                               -------------------

             DELAWARE                            77-0056625
(State or other jurisdiction of                (IRS Employer
incorporation or organization)               Identification No.)

           546 FLYNN ROAD
       CAMARILLO, CALIFORNIA                       93012
(Address of principal executive offices)         (Zip Code)

                      1996 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)

                             -----------------------

                                  PAUL D. MEYER
                           INTERLINK ELECTRONICS, INC.
                                 546 FLYNN ROAD
                           CAMARILLO, CALIFORNIA 93012
                     (Name and address of agent for service)

                                 (805) 484-8855
          (Telephone number, including area code, of agent for service)

                               -------------------

                                    Copy to:
                                  John J. Halle
                                 Stoel Rives LLP
                                   Suite 2600
                               900 SW Fifth Avenue
                           Portland, Oregon 97204-1268

                               -------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================

 TITLE OF SECURITIES TO BE    AMOUNT TO BE REGISTERED      PROPOSED MAXIMUM           PROPOSED MAXIMUM     AMOUNT OF REGISTRATION
         REGISTERED                                    AGGREGATE OFFERING PRICE      AGGREGATE OFFERING              FEE
                                                             PER SHARE (1)               PRICE (1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par     2,250,000 shares (2)            $9.96875                $22,429,687.50              $5,608.00
value
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. Of the shares to be registered, 511,235 shares are subject to options with an aggregate exercise price of $20.88. The calculation of the registration fee for the balance of the shares is based on $9.98675, which was the average of the high and low prices of the Common Stock on January 10, 2001 as reported on the Nasdaq National Market System.

(2) On November 3, 1997, the Company filed a Registration Statement on Form S-8 (File No. 333-39371) (the "Form S-8") to register 1,500,000 shares of its Common Stock for issuance pursuant to the terms of its 1996 Stock Incentive Plan. At the 1999 Annual Meeting of Stockholders, the Company's stockholders approved an increase of 500,000 shares under the Plan. The Board of Directors subsequently approved a three-for-two stock dividend which was distributed to stockholders of record on March 20, 2000. By operation of the terms of the Plan the number of shares of Common Stock authorized for issuance under the 1996 Stock Incentive Plan was increased from 2,000,000 to 3,000,000 by the stock dividend. Of these additional shares, the 750,000 shares resulting from the stock dividend on the 1,500,000 shares registered on the Form S-8 are deemed to be registered under the Form S-8 pursuant to Rule 416 of the Securities Act of 1933, as amended. Finally, on June 27, 2000, the stockholders approved an amendment to the Plan to reserve an additional 1,500,000 shares of Common Stock for issuance under the 1996 Stock Incentive Plan thereby increasing the total number reserved to 4,500,000 shares. The shares of the Company's Common Stock being registered for issuance under its 1996 Stock Incentive Plan, as amended, include the 750,000 shares of Common Stock (as calculated after the stock dividend) approved by the stockholders at the Company's 1999 Annual Meeting of Stockholders and the 1,500,000 shares approved at the 2000 Annual Meeting of Stockholders.

The contents of Registrant's Registration Statement on Form S-8 (Registration Statement No. 333-39371) are incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Interlink Electronics, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

                  (a) The Company's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

                  (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under
         Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the DGCL, Article IV of the Company's Certificate of Incorporation (the "Certificate") includes a provision that eliminates the personal liability of its directors for monetary damages for conduct as a director, except for any act or omission for which such elimination of liability is not permitted under the DGCL. The Bylaws deny the directors and others the right to indemnification for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the DGCL (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Certificate and the Bylaws of the Company also provide that (i) the Company may indemnify its other employees and agents as set forth in the DGCL, (ii) the Company is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain limited exceptions and (iii) the rights conferred in the Bylaws are not exclusive. The indemnification provisions in the Company's Certificate and Bylaws may be sufficiently broad to permit indemnification of the Company's directors and executive officers for liabilities arising under the Securities Act.

         The Company has obtained insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.   EXHIBITS.





        4.1       Certificate of  Incorporation  of the Company.  Incorporated  by reference to Exhibit 3.1b of
                  Post-Effective  Amendment  No. 8 to the  Company's  Registration  Statement on Form S-1 filed with the Commission on October 2, 1996 (Registration No. 33-60380).

        4.2       Bylaws of the Company.  Incorporated by reference to Exhibit 3.2 of Post-Effective  Amendment
                  No. 8 to the  Company's  Registration  Statement  on Form S-1 filed  with the  Commission  on
                  October 2, 1996 (Registration No. 33-60380).

        5.1       Opinion of Stoel Rives LLP.


                                      II-2

       23.1       Consent of Arthur Andersen LLP.

       23.2       Consent of Stoel Rives LLP (included in Exhibit 5.1).

       24.1       Power of Attorney of E. Michael Thoben, III.*

       24.2       Power of Attorney of George Gu.*

       24.3       Power of Attorney of Eugene F. Hovanec.*

       24.4       Power of Attorney of Merritt M. Lutz.*

       24.5       Power of Attorney of Paul D. Meyer.*

       24.6       Power of Attorney of John A. Buckett, II.

         * Previously filed with the Company's Registration Statement on Form S-8
           (Registration No. 333-39371).


ITEM 9.   UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section

         15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on this 17th day of January, 2001.


                                   INTERLINK ELECTRONICS, INC.


                                   By  PAUL D. MEYER
                                     ------------------------------------------
                                       Paul D. Meyer
                                       Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on January 17, 2001 in the capacities indicated.


         Signature                                                     Title
         ---------                                                     -----

         E. MICHAEL THOBEN, III                      Chairman of the Board, President
         -----------------------------------         and Chief Executive Officer
         E. Michael Thoben, III                      (Principal Executive Officer)


         PAUL D. MEYER                               Chief Financial Officer
         -----------------------------------         (Principal Accounting and
         Paul D. Meyer                               Financial Officer)


         * JOHN A. BUCKETT, II                       Director
         -----------------------------------
          John A. Buckett, II


         * GEORGE GU                                 Director
         -----------------------------------
          George Gu

         * EUGENE F. HOVANEC                         Director
         -----------------------------------
          Eugene F. Hovanec


                                      II-5



         * MERRITT M. LUTZ                           Director
         -----------------------------------
          Merritt M. Lutz

         *By:     PAUL D. MEYER
              ------------------------------
                  Paul D. Meyer
                  Attorney In Fact



                                  EXHIBIT INDEX


Exhibit
Number         Document Description
------         --------------------


4.1            Certificate of Incorporation of the Company.  Incorporated by reference to Exhibit 3.1b of
               Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-1 filed with the Commission on October 2, 1996 (Registration No. 33-60380).

4.2            Bylaws of the Company.  Incorporated by reference to Exhibit 3.2 of Post-Effective Amendment
               No. 8 to the Company's Registration Statement on Form S-1 filed with the Commission on October
               2, 1996 (Registration No. 33-60380).

5.1            Opinion of Stoel Rives LLP.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1           Power of Attorney of E. Michael Thoben, III.*

24.2           Power of Attorney of George Gu.*

24.3           Power of Attorney of Eugene F. Hovanec.*

24.4           Power of Attorney of Merritt M. Lutz.*

24.5           Power of Attorney of Paul D. Meyer.*

24.6           Power of Attorney of John A. Buckett, II.



* Previously filed with the Company's Registration Statement on Form S-8 (Registration No. 333-39371).


                                      II-7